EXHIBIT “B”
Entity List

Entity Name	Ownership	Tax Treatment
NHI/REIT, Inc.	100%	Corporation
Florida Holdings IV, LLC	100%	DE
NHI REIT of Alabama, L.P.	100%	Partnership
NHI-REIT of Arizona, Limited Partnership	100%	Partnership
NHI-REIT of California, LP	100%	Partnership
NHI/REIT of Florida, L.P.	100%	Partnership
NHI-REIT of Georgia, L.P.	100%	Partnership
NHI-REIT of Idaho, L.P.	100%	Partnership
NHI-REIT of Missouri, LP	100%	Partnership
NHI-REIT of South Carolina, L.P.	100%	Partnership
NHI-REIT of Virginia, L.P.	100%	Partnership
NHI/Anderson, LLC	100%	DE
NHI/Laurens, LLC	100%	DE
Texas NHI Investors, LLC	100%	DE
NHI-REIT of Oregon, LLC	100%	DE
NHI-REIT of Florida, LLC	100%	DE
NHI-REIT of Maryland, LLC	100%	DE
NHI-REIT of Minnesota, LLC	100%	DE
NHI-REIT of Tennessee, LLC	100%	DE
NHI Selah Properties, LLC	100%	DE
NHI-REIT of Northeast, LLC	100%	DE
NHI-REIT of Wisconsin, LLC	100%	DE
NHI-REIT of Ohio, LLC	100%	DE
NHI-REIT of Washington, LLC	100%	DE
NHI-REIT of Next House, LLC	100%	DE
NHI-SS TRS, LLC	100%	Corporation
NHI-Bickford RE, LLC (“NHI-Bickford RE)	100%	DE
Care YBE Subsidiary LLC	100% NHI-Bickford RE)	DE
JV Landlord-Battle Creek, LLC	100% NHI-Bickford RE	DE
JV Landlord-Clinton, LLC	100% NHI-Bickford RE	DE
JV Landlord-Iowa City, LLC	100% NHI-Bickford RE	DE
JV Landlord-Lansing, LLC	100% NHI-Bickford RE	DE
JV Landlord-Midland, LLC	100% NHI-Bickford RE	DE
JV Landlord-Peoria II, LLC	100% NHI-Bickford RE	DE
JV Landlord-Saginaw, LLC	100% NHI-Bickford RE	DE
JV Landlord-Middletown, LLC	100% NHI-Bickford RE	DE
Grand Island Bickford Cottage, L.L.C.	100% NHI-Bickford RE	DE
Myrtle Beach Retirement Residence, LLC	NHI-REIT of Next House, LLC, 100%	DE
Voorhees Retirement Residence, LLC	NHI-REIT of Next House, LLC, 100%	DE
Cedar Falls Bickford Cottage, L.L.C.	100% NHI-Bickford RE	DE
NHI-REIT of Axel, LLC	100% NHI	DE
NHI-REIT of Michigan, LLC	100% NHI	DE
NHI-REIT of Seaside, LLC	100% NHI	DE
NHI-REIT of Bickford, LLC	100% NHI	DE
NHI-REIT of Evergreen, LLC	100% NHI	DE
NHI-REIT of North Carolina, LLC	100% NHI	DE
NHI-REIT of TX-IL, LLC	100% NHI	DE
NHI-REIT of CCWH, LLC	100% NHI	DE

NHI-REIT of Pennsylvania, L.P., which was owned 100% by the Company, was dissolved on April 11, 2016.

NHI-REIT of New Jersey, L.P., which was owned 100% by the Company, was merged with and into NHI/REIT, Inc. on May 23, 2016.

Each of NHI of Paris, LLC, NHI of San Antonio, LLC, NHI of Northwest Houston, LLC, NHI of Each Houston, LLC, NHI of Kyle, LLC, NHI of Ennis, LLC, NHI of Greenville, LLC, NHI of North Houston, LLC, NHI of West Houston, LLC, and NHI-REIT of Texas, L.P., which were each owned 100% by the Company, were merged with and into Texas NHI Investors, LLC on March 31, 2016.

International Health Investors, Inc., which was owned 100% by the Company, merged with and into the Company on February 19, 2016.

NHI PropCo, LLC, which was owned 100% by the Company, merged with and into the Company on November 9, 2016.

Each of Bickford at Mission Springs I, L.L.C., Bickford at Mission Springs II, L.L.C., Bickford of Overland Park, L.L.C., and Wabash Bickford Cottage, L.L.C., which were each owned 100% by NHI-Bickford RE, were merged with and into NHI-Bickford RE on June 22, 2017.

B-1